Exhibit 99.1

FOR IMMEDIATE RELEASE

James River Group Holdings, Ltd. Announces Retirement of Chief Financial Officer

Pembroke, Bermuda, November 15, 2016 —- James River Group Holdings, Ltd. (NASDAQ—JRVR) today announced that Gregg Davis, the company’s Chief Financial Officer, has announced his intention to retire as of January 2, 2017.

J. Adam Abram, Chairman and CEO of James River said, “Gregg Davis has been instrumental in building our company. He has been a great partner to me and all of our team. I will miss his daily presence at the Company. Gregg brought a terrific work ethic, focus on process, sense of humor and tremendous integrity to us. We all wish him great good fortune as he leaves us. We are glad to know he will be here through a transition.”

Gregg Davis said, “We have built a great company at James River, and I am proud of what my colleagues and I have been able to accomplish here. My twenty-two years at James River and its predecessor companies have been exciting and rewarding. I look forward to watching the company continue to progress, and I am confident that the team in place will carry on delivering excellent returns for shareholders while building rewarding careers.”

The Company announced that it has begun a search for a new Chief Financial Officer and that it expects to announce a successor to Mr. Davis by year end. Mr. Davis has agreed to assist in the transition and, to the extent necessary, Robert (Bob) Myron, James River’s President and Chief Operating Officer, will act as interim CFO, following Mr. Davis’ retirement.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: the failure to hire a new Chief Financial Officer by year end; losses exceeding reserves or amounts of reinsurance purchased by the Company; loss of key members of our management or employees; adverse economic factors; a decline in our financial strength; loss of a group of brokers or agents that generate significant portions of our business; loss of a customer that generates a significant portion of our business; additional government or market regulation; a failure of any loss limitation or exclusions employed by the Company or from emerging claim and coverage issues; losses in our investment portfolio; potentially becoming subject to United States taxation and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
Mailing address ● P.O. Box 1502, Hamilton HM FX, Bermuda

Tel 441.278.4580 ● Fax 441.278.4588

About James River Group Holdings, Ltd.

James River Group Holdings, Ltd. is a Bermuda-based insurance holding company which owns and operates a group of specialty insurance and reinsurance companies founded by members of our management team. The company operates in three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. The company tends to focus on accounts associated with small or medium-sized businesses in each of its segments. Each of the Company’s regulated insurance subsidiaries are rated “A” (Excellent) by A.M. Best Company.

Visit James River Group Holdings, Ltd. on the web at www.jrgh.net

For more information contact:

Robert Myron

President and Chief Operating Officer

InvestorRelations@jrgh.net

441-278-4583

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Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
Mailing address ● P.O. Box 1502, Hamilton HM FX, Bermuda

Tel 441.278.4580 ● Fax 441.278.4588